                                                                   Exhibit 10.14


Certain portions of this Exhibit have been omitted pursuant to a request for "Confidential Treatment" under Rule 24b-2 of the Securities and Exchange Commission. Such portions have been redacted and bracketed in the request and appear as [ ] in the text of this Exhibit. The omitted confidential information has been filed with the Securities and Exchange Commission.


                    ADDENDUM TO EQUIPMENT PURCHASE AGREEMENT

I. China Card I.C. (Shanghai) Co., Ltd. (hereinafter as Chinese Party) purchases the production equipment of contactless smart cards from American Pacific Aviation and Technology Corp. (hereinafter as US Party). The total
    value of the equipment shall be US$[      ].

II. Payment Method:

    1. The Chinese Party shall pay the US Party for the equipment deposit of
       US$[      ].

    2. The Chinese Party shall issue a Letter of Credit for US$[      ] to
       the US Party for purchase of equipment.

    3. Three months after the Chinese Party receive the equipment from the US
       Party, Chinese Party shall pay US Party US$[      ] by T/T.

    4. US$[      ] shall be converted into equity of factory to US Party.

    5. US$[      ] will be paid by deducting from cost of manufacturing cards
       US$[      ] per month.

                        China Card I.C. (Shanghai) Co., Ltd.
                        November 10, 2000